                                                                   Exhibit 11(d)





                               September 30, 1997




Armada Trusts
4400 Computer Drive
Westborough, MA  01581

         Re:      Armada Trusts (Ohio Tax Exempt Fund)
                  Post-Effective Amendment No. 36 -- Consent of Counsel
                  -----------------------------------------------------


         We hereby consent to use of our name and to the reference to our Firm under caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 36 to the Registration Statement (No. 33-488) on Form N-IA under the Securities Act of 1933, as amended, of Armada Trusts.







                                            /s/ Squire, Sanders & Dempsey L.L.P.
                                            ------------------------------------
                                            Squire, Sanders & Dempsey L.L.P.